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                                                                EXHIBIT 23.1



                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Hydril Company (the "Company") on Form S-8 of our report dated April 12, 2000 (September 25, 2000 as to Notes 3, 4, 8, 11 and 13) appearing in the Company's prospectus dated September 27, 2000 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


/s/ Deloitte & Touche LLP

Houston, Texas
September 27, 2000